UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

A copy of the Company’s press release announcing the completion of the Offering, as defined under Item 8.01 of this Current Report on Form 8-K, is furnished hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 12, 2015, Forest City Enterprises, Inc. (the "Company") completed an underwritten public offering (the "Offering") of 37,375,000 shares of its Class A common stock, par value $0.33⅓ per share (the "Shares"), pursuant to an agreement dated as of May 6, 2015 by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., as representatives of the several underwriters (collectively, the "Underwriters") named therein, reflecting the full exercise of the Underwriters’ option to purchase additional Shares. The Shares were issued and sold by the Company to the Underwriters at an initial public offering price of $22.50 per Share.

The Company received net proceeds of approximately $806.5 million from the Offering, after deducting underwriting discounts, commissions and estimated expenses. The Company intends to use up to $400 million of the net proceeds from the Offering to finance its previously announced acquisition of the 49 percent equity interest of Health Care REIT, Inc. in seven life-science office buildings and two parking facilities at University Park at MIT in Cambridge, Massachusetts. The Company intends to use remaining net proceeds to pay off or otherwise reduce debt and for general corporate purposes.

The Company is filing herewith the following exhibits to its shelf registration statement filed with the Securities and Exchange Commission on Form S-3 on December 9, 2015 (Registration No. 333-200825):

1.
Underwriting Agreement, dated May 6, 2015, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., acting as representatives of the several underwriters named therein; and

2.	Opinion of the General Counsel of Forest City Enterprises, Inc. regarding the legality of the Shares.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.		Description
1.1	—
Underwriting Agreement dated May 6, 2015 by and among Forest City Enterprises, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

5.1	—	Opinion of the General Counsel of Forest City Enterprises, Inc. regarding the legality of the Shares.
23.1	—	Consent of the General Counsel of Forest City Enterprises, Inc. (included in Exhibit 5.1).
99.1	—	Press Release of Forest City Enterprises, Inc. dated May 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	May 12, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	—
Underwriting Agreement dated May 6, 2015 by and among Forest City Enterprises, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

5.1	—	Opinion of the General Counsel of Forest City Enterprises, Inc. regarding the legality of the Shares.
23.1	—	Consent of the General Counsel of Forest City Enterprises, Inc. (included in Exhibit 5.1).
99.1	—	Press Release of Forest City Enterprises, Inc. dated May 12, 2015.